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                             ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MURDOCK COMMUNICATIONS CORPORATION


     MURDOCK COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the Iowa Business Corporation Business Corporation Act (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Restated Articles of Incorporation of the Corporation be amended by deleting the current text of Article III thereof and substituting in lieu thereof the following:

                                  ARTICLE III

          The total number of shares of stock which the Corporation has authority to issue is 21,000,000 consisting of:

          (i) 20,000,000 shares of Common Stock of no par value (the "Common Stock"); and

          (ii) 1,000,000 shares of Preferred Stock of no par value (the "Preferred Stock").

     Preferred Stock

          Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

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          (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

          (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

          (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

          (g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

          (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to

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     the full extent now or hereafter permitted by law and not
     inconsistent with the provisions hereof.

     SECOND: The Articles of Amendment were approved by the shareholders of the Corporation in accordance with section 1003 of the Iowa Business Corporation Act at a special meeting held on June 24, 1997. The number of outstanding shares of Common Stock on May 19, 1997, the record date for the special meeting, and the number of votes indisputedly represented at the special meeting is as follows:


    SHARES OUT-                          SHARES REPRE-
    OUTSTANDING                          SENTED AT MEETING

     4,152,494                               2,484,093
 --------------------------------------  --------------------------------------

    The total number of undisputed votes cast for the Articles of Amendment was:

    VOTES                                 VOTES
    FOR                                   AGAINST

     2,408,648                              52,766
 --------------------------------------  --------------------------------------

     THIRD: The effective date and time of this document is the date and time of filing with the Iowa Secretary of State.

     IN WITNESS WHEREOF, the Corporation has caused the Articles of Amendment to be signed by Guy O. Murdock, its Chairman of the Board, and attested by David F. Schultz, its Secretary, on this 2nd day of July, 1997.

                                MURDOCK COMMUNICATIONS CORPORATION

                                BY      /s/  Guy O. Murdock
                                  --------------------------------
                                            Guy O. Murdock,
                                         Chairman of the Board

                                     Attest:

                                     /s/  David F. Schultz
                                  --------------------------------
                                     David F. Schultz, Secretary




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